SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                       (Amendment No.   )

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/    / Soliciting Material Pursuant to 240.14a-11(c) or
       240.14a-12

                Aluminum Company of America
       (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement if other than
                          Registrant)

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                  Aluminum Company of America
               425 Sixth Avenue, Alcoa Building
             Pittsburgh, Pennsylvania  15219-1850


1996 Notice of Annual Meeting and
Proxy Statement

To Alcoa Shareholders:

It is my privilege to invite you to the 1996 annual meeting
of Alcoa shareholders.   We will meet on Friday, May 10, at
9:30 a.m. in the Westin William Penn Hotel in Pittsburgh,
Pennsylvania. I hope you will be able to attend and participate in this review of your company's business and operations.

  The Westin William Penn is fully accessible to disabled persons. In addition, headsets for the hearing-impaired will be available.

  If you plan to attend the meeting, you will need an admission ticket. An admission ticket is attached to the proxy card that accompanies this proxy statement for registered shareholders. Other shareholders may obtain a ticket by contacting the corporate secretary.

  Whether or not you plan to attend, it is important that your shares are represented at the meeting. Please fill out and return your proxy card promptly.

                              Sincerely,


                              /s/Paul H. O'Neill
                              Paul H. O'Neill
                              Chairman of the Board and
                              Chief Executive Officer


                              March 6, 1996

                            page 1

Notice of 1996 Annual Meeting

March 6, 1996

The annual meeting of shareholders of Aluminum Company of America (Alcoa) is scheduled for Friday, May 10, 1996 at 9:30 a.m. We will meet in the Grand Ballroom of the Westin
William Penn Hotel in Pittsburgh, Pennsylvania.

  The purposes of the meeting are:

  (1)  to elect four directors for a term of three years; and

  (2) to consider any other matters that properly may come before the meeting or any adjournment of the meeting.

  Owners of common stock of record at the close of business on February 12, 1996 will be entitled to vote at the meeting.

  The presence in person or by proxy of shareholders entitled to cast a majority of the votes that all shareholders are entitled to cast at the meeting will constitute a quorum for conducting business. If a quorum is not present, the meeting may be adjourned to a time and place determined by those shareholders present. If the meeting is adjourned, the shareholders present at the next meeting will constitute a quorum for the purpose of electing directors. In the event that the meeting is adjourned for one or more periods totaling at least 15 days, the shareholders present at this latest meeting will constitute a quorum for acting upon any matter to be voted on at the meeting.

  Your attention is directed to the following proxy statement and the accompanying proxy card.

On behalf of Alcoa's Board of Directors,


Barbara Jeremiah
Secretary

Contents

  Proxy solicitation and voting information  . . . . . .  3
  Board of Directors   . . . . . . . . . . . . . . . . .  3
     Meetings and committees of the Board  . . . . . . .  7
     Certain relationships and related transactions  . .  7
     Directors' compensation . . . . . . . . . . . . . .  7
  Security ownership . . . . . . . . . . . . . . . . . .  8
     Performance graph . . . . . . . . . . . . . . . . .  9
  Compensation of executive officers . . . . . . . . . .  9
     Compensation Committee report on
       executive compensation  . . . . . . . . . . . . .  9
     1995 executive compensation . . . . . . . . . . . . 10
     Pension plans . . . . . . . . . . . . . . . . . . . 12
     Long-term stock incentive plan  . . . . . . . . . . 12
  Other information  . . . . . . . . . . . . . . . . . . 15
     Relationship with independent public accountants  . 15
     1997 meeting--shareholder proposals . . . . . . . . 15
     Other matters . . . . . . . . . . . . . . . . . . . 15

Alcoa
425 Sixth Avenue
Pittsburgh, PA  15219-1850
Corporate secretary:  (412) 553-4678

Proxy Statement

Proxy solicitation and voting information

The accompanying proxy is solicited by the Board of Directors of Aluminum Company of America (Alcoa or the company) for use at the annual meeting of shareholders on May 10, 1996. These proxies will be voted if properly signed, received by the secretary of the company prior to the close of voting at the meeting and not revoked.

  Holders of record of Alcoa common stock at the close of business on February 12, 1996 will be entitled to vote at the meeting. On that date 175,608,756 shares of common stock were outstanding. Shareholders are entitled to one vote per share on each matter properly brought before the meeting.

  Under Pennsylvania law and the company's Articles, a quorum is required to conduct business at the annual meeting. A quorum is the presence, in person or by proxy, of a majority of the votes entitled to be cast at the meeting.
Abstentions, votes withheld from director nominees and broker non-votes are counted for determining a quorum. If a quorum is present, the candidate or candidates receiving the highest number of votes will be elected directors, and any other matter being voted on at the meeting will be approved if a majority of the votes cast by shareholders are voted in favor of such matter. Abstentions, broker non-votes or failure to vote are disregarded in tabulating voting results.

  Proxies representing shares of common stock held of record also will represent full and fractional shares held under the company's Dividend Reinvestment and Stock Purchase Plan and full shares held under Alcoa's employee savings plans, if the registrations are the same. Separate mailings are made for shares not held under the same registration.

  Employee savings plan shares for which no voting directions are received from participants will be voted by the independent trustee in the same proportion (for, against and abstain) as the shares in all plans for which participant directions are received.

  A shareholder who has returned a proxy may revoke it at any time before it is voted at the meeting by delivering a revised proxy, by voting by ballot at the meeting, or by written notice to the company's secretary withdrawing the proxy. This notice may be mailed to the secretary at the address at the top of the first page of this booklet or may be given to the judge of election at the meeting.

  Proxies, ballots and voting tabulations that identify shareholders will be held confidential, except in a contested proxy solicitation or where necessary to meet applicable legal requirements. Corporate Election Services, Inc., the company's independent proxy tabulator, has been appointed judge of election for the meeting.

  Alcoa pays the cost of soliciting proxies. To assist in the solicitation process, Alcoa hired the firm of Morrow & Co., Inc. for a fee of $7,000 plus out-of-pocket expenses. Also, Alcoa directors and officers and other employees may solicit proxies by mail, in person, or by telephone or fax. The company will request that banks, brokerage firms and other persons who hold stock in their names for others, or in the name of nominees for others, obtain voting instructions from beneficial owners of the stock. Alcoa reimburses such persons for their reasonable expenses in obtaining voting instructions.

  Shareholders' comments about any aspect of company business are welcome. Space is provided for this purpose on the proxy card given to registered shareholders. Other shareholders may write to the company in care of the corporate secretary. Although shareholder comments are not answered on an individual basis, they do assist Alcoa management in determining and responding to the needs of shareholders.


Board of Directors

The Alcoa Board of Directors consists of twelve members and is divided into three classes. The terms of office of the three classes of directors end in successive years.

  The four members of the class of directors whose terms of office expire at the May 1996 annual meeting have been nominated to serve for a new three-year term that will end in 1999.

  The accompanying proxy will be voted for the election of these nominees, unless authority to vote for one or more nominees is withheld. In the event that any of the nominees is unable or unwilling to serve as a director for any reason (which is not anticipated), the proxy will be voted for the election of any substitute nominee designated by the Board of Directors or its Executive Committee.

     Nominees to serve for a three-year term expiring 1999

  Joseph T. Gorman
  Chairman and Chief Executive Officer,
  TRW Inc., a global company serving
  the automotive, space and defense,
  and information systems markets

  Mr. Gorman, 58, became a director in 1991. He has been Chairman and Chief Executive Officer of TRW since December 1988. Mr. Gorman served as Chief Operating Officer of TRW from 1985 until 1988 and as President from 1985 until April 1991. He is also a director of TRW and The Procter & Gamble Company and is a member of the BP America Inc. Advisory Board.

  Sir Ronald Hampel
  Chairman, Imperial Chemical Industries PLC, a diversified chemicals manufacturer

  Sir Ronald, 63, has been a director since January 1995. He has been Chairman of Imperial Chemical Industries PLC since April 1995, and a director since 1985. From 1991 to 1993 he was chief operating officer of Imperial Chemical Industries and served as its Deputy Chairman and Chief Executive from 1993 to April 1995. He is also a director of British Aerospace PLC.

  John P. Mulroney
  President and Chief Operating
  Officer, Rohm and Haas Company,
  a specialty chemicals manufacturer

  Mr. Mulroney, 60, has been a director since 1987. He has been President and Chief Operating Officer of Rohm and Haas Company since 1986. In 1982 he was elected a director, Group Vice President and Corporate Business Director of that corporation. Mr. Mulroney is also a director of Teradyne, Inc.

  Marina v.N. Whitman
  Professor of Business Administration and
  Public Policy, University of Michigan

  Ms. Whitman, 60, has been a director since March 1994. She is Professor of Business Administration and Public Policy, School of Business Administration and the School of Public Policy at the University of Michigan. Ms. Whitman was Vice President and Chief Economist of General Motors Corporation
  (GMC) from 1979 to 1985, and Vice President and Group Executive, Public Affairs and Marketing Staffs of GMC from 1985 to 1992. She was a member of the President's Council of Economic Advisers from 1972 to 1973. Ms. Whitman is also a director of Browning-Ferris Industries, Inc., Chemical Banking Corporation, The Procter & Gamble Company and Unocal Corporation.

           Continuing directors--term expiring 1998


  Sir Arvi Parbo
  Chairman, WMC Limited (formerly Western
  Mining Corporation Holdings Limited), an
  Australian exploration and mining company, and Chairman of Alcoa of Australia Limited

  Sir Arvi, 70, has been a director since 1980. He has been Chairman of WMC Limited since 1974. He served as Managing Director of that company from 1971 to 1986. Sir Arvi is also a director of Hoechst Australian Investments Pty. Ltd., Munich Reinsurance Company of Australia Ltd., Sara Lee Corporation and Zurich Australian Insurance Group.

  Henry B. Schacht
  Chairman and Chief Executive Officer,
  Lucent Technologies, a communications systems and technology company

  Mr. Schacht, 61, was elected a director in September 1994. He was named Chairman and Chief Executive Officer of Lucent Technologies in February 1996. Lucent Technologies is a communications systems and technology company formed in connection with a restructuring announced by AT&T in October 1995. Mr. Schacht was Chairman from 1977 to 1995 and Chief Executive Officer from 1973 to 1994 of Cummins Engine Company, Inc., a leading manufacturer of diesel engines. He served as Chairman of the Executive Committee of the Board of Directors of Cummins in 1995. Mr. Schacht is also a director of American Telephone & Telegraph Co., Cummins Engine Company, Inc., The Chase Manhattan Corp. and The Chase Manhattan Bank.

  Forrest N. Shumway
  Former Vice Chairman, AlliedSignal Inc., a diversified, technologically based corporation

  Mr. Shumway, 68, has been a director since February 1988 and served previously as a director from 1982 to 1987. He retired as Vice Chairman of the Board and Chairman of the Executive Committee of AlliedSignal Inc. in 1987. Prior to 1985, he had served as Chairman and Chief Executive Officer of The Signal Companies, Inc. Mr. Shumway is also a director of American President Companies, Ltd., The Clorox Company, First Interstate Bancorp and Transamerica Corporation.

  Franklin A. Thomas
  President, The Ford Foundation,
  a nonprofit charitable foundation

  Mr. Thomas, 61, has been a director since 1977. He has been President of The Ford Foundation since 1979. Mr. Thomas was President and Chief Executive Officer of Bedford Stuyvesant Restoration Corporation from its founding in 1967 until 1977. He is also a director of American Telephone & Telegraph Co., Citicorp/Citibank, N.A., Cummins Engine Company, Inc. and PepsiCo, Inc.

           Continuing directors--term expiring 1997

  Kenneth W. Dam
  Max Pam Professor of American and
  Foreign Law, University of Chicago
  Law School

  Mr. Dam, 63, has been a director since 1987. He is Max Pam Professor of American and Foreign Law at the University of Chicago Law School. He served as President and Chief Executive Officer of the United Way of America in 1992, Vice President for Law and External Relations of International Business Machines Corporation from 1985 to 1992, Deputy Secretary of State from 1982 to 1985 and Provost of the University of Chicago from 1980 to 1982. He serves on a number of nonprofit boards, including the Council on Foreign Relations and the Brookings Institution.

  John P. Diesel
  Former President, Tenneco, Inc.,
  a diversified energy company

  Mr. Diesel, 69, has been a director since 1980. He had been a director of Tenneco since 1976 and its President since 1979. He retired from both positions at Tenneco at year-end 1988. Mr. Diesel is also a director of Brunswick Corporation, Financial Institutions Insurance Group and Telepad Corporation.

  Judith M. Gueron
  President, Manpower Demonstration
  Research Corporation, a nonprofit
  research organization

  Dr. Gueron, 54, has been a director since 1988. She has been President of Manpower Demonstration Research Corporation (MDRC) since 1986. She was Executive Vice President for research and evaluation of MDRC from 1978 to 1986. Before joining MDRC, Dr. Gueron was director of special projects and studies and a consultant at the New York City Human Resources Administration.

  Paul H. O'Neill
  Chairman of the Board and Chief
  Executive Officer of Alcoa

  Mr. O'Neill, 60, has been a director since 1986. He was elected Chairman of the Board and Chief Executive Officer of Alcoa effective in June 1987. Before joining Alcoa in 1987, Mr. O'Neill had been an officer of International Paper Company since 1977 and President and a director since 1985. He is also a director of the Gerald R. Ford Foundation, Manpower Demonstration Research Corporation and The RAND Corporation.

Meetings and committees of the Board

The Alcoa Board of Directors met six times in 1995. The Board has several standing committees, including the five described below. Attendance by directors at meetings of the Board and of committees on which they served averaged over 95%. All directors attended at least 75% of these meetings.

  The Audit Committee, composed of Directors Dam, Gueron, Schacht, Shumway, Thomas (chairman) and Whitman, reviews the performance of the independent public accountants and makes recommendations to the Board concerning the selection of independent public accountants to audit the company's financial statements. This Committee also reviews the audit plans, audit results and findings of the internal auditors and the independent accountants, reviews the environmental audits conducted by the company's environmental staff and monitors compliance with Alcoa business conduct policies. The Audit Committee meets regularly with the company's management, the Director of Internal Audit and independent public accountants to discuss the adequacy of internal accounting controls and the financial reporting process and with the company's management to discuss environmental matters. The independent accountants and the Director of Internal Audit have access to the Audit Committee without management's presence. This Committee had six meetings in 1995.

  The Compensation Committee, composed of Directors Dam, Diesel (chairman), Mulroney, Parbo, Schacht and Thomas, determines the compensation of all Alcoa officers (including salary and bonus), authorizes or approves any contract for remuneration to be paid after termination of an officer's regular employment and performs specified functions under company compensation plans. The Compensation Committee reviews, but is not required to approve, the participation of officers in the company's other benefit programs for salaried employees. Five meetings were held in 1995.

  The Executive Committee, composed of Directors Diesel, O'Neill (chairman) and Thomas, has been granted the authority of the Board in the management of the company's business and affairs. It meets principally when specific action must be taken between Board meetings. This Committee met twice in 1995.

  The Nominating Committee, composed of Directors Diesel, Gorman, Hampel, Mulroney (chairman), Parbo and Thomas, reviews the performance of incumbent directors and the quali-fications of nominees proposed for election to the Board and makes recommendations to the Board with regard to nominations for director. This Committee will consider proposed nominees whose names and information regarding education and experience are submitted in writing by shareholders to the secretary of the company. This Committee had one meeting in 1995.

  The Pension and Savings Plan Investment Committee, composed of Directors Gorman, Gueron, Hampel, Shumway (chairman), Thomas and Whitman, reviews and makes recommendations to the Board concerning the investment management of the assets of Alcoa's retirement plans and principal savings plans. This Committee met three times in 1995.

Certain relationships and related transactions

Alcoa and its subsidiaries have transactions in the ordinary course of business with many people and organizations, including corporations of which certain nonemployee directors (outside directors) are executive officers. Transactions with any of these corporations did not exceed 5% of Alcoa's or the other corporation's consolidated gross revenues for its last fiscal year. Alcoa does not consider these trans-actions to be material.


Directors' compensation

1995 compensation. The table below sets forth the compensation paid to nonemployee (outside) directors for services rendered in 1995.


                              Cash compensation      Security grants
                           ------------------------------------------

          Name                Annual     Meeting        Number of
                             retainer     fees          shares **
                              fees *

---------------------------------------------------------------------
Kenneth W. Dam              $ 33,000    $ 13,200           500
John P. Diesel                32,000      10,800           500
Joseph T. Gorman              30,000       7,400           500
Judith M. Gueron              33,000      12,000           500
Sir Ronald Hampel             30,000       7,200           500
John P. Mulroney              32,000      10,200           500
Sir Arvi Parbo                30,000       8,600           500
Henry B. Schacht              31,500       8,000           500
Forrest N. Shumway            35,000      10,800           500
Franklin A. Thomas            35,000      16,200           500
Marina v.N. Whitman           33,000      12,000           500
---------------------------------------------------------------------

* Includes committee chairman fees and additional retainer fee paid to members of the Audit Committee.

** These shares carry full voting and dividend rights, but may not be sold or pledged by the director until after Board service ends.


  Directors may elect to defer receipt of some or all cash fees. Deferred accounts are credited with investment results comparable to those of the investment options under Alcoa's principal savings plan for salaried employees, as selected by the director. Changes among investment options are permitted once each month, except that no transfers may be made from the Alcoa stock investment option. Deferred accounts are unfunded and are paid out in cash after Board service ends.

  A fee continuation arrangement also was available to out-side directors in 1995. Benefits vested, generally, at 10% per year of service. Payments begin after the later of age 65 or discontinuance of service as a director and continue for life. The annual amount equals the vesting per-centage multiplied by the minimum annual retainer (cash and common shares) in effect when Board service ends. However, if service ends after attaining age 70 with at least five years of service, 100% of the final retainer is paid.

  1996 compensation. The Board has revised its compensation structure for nonemployee directors beginning in 1996.
First, the Board determined that all director compensation will be paid in cash. Consequently, annual awards of restricted stock no longer will be granted. The annual cash retainer for 1996 is $85,000. Meeting and committee chair-man fees are eliminated. Directors will continue to be eligible to defer receipt of cash fees. Directors are encouraged to defer the maximum amount which their indivi-dual circumstances permit. All deferrals are credited to the Alcoa stock investment option referred to above, except that deferred amounts in excess of 50% of the annual retainer fee may be invested in any investment option of the deferred fee plan.

  The Board also voted to terminate further benefit vesting under the fee continuation arrangement described above. Current directors will receive benefits upon leaving the Board based on their years of service as of December 31, 1995 and the base annual stock and cash retainer in effect on that date. All benefits under the terminated arrangement are payable from the general assets of the company, and no segregation of assets for this purpose has been made.


Security ownership

The following table shows the beneficial ownership of Alcoa common stock as of January 31, 1996 for each director and the CEO and four other highest paid executive officers, and for all directors and executive officers as a group. The shares shown for the group represented less than 1% of the total shares outstanding. The first column shows shares which the executives had the right to acquire within 60 days through the exercise of employee options. The second column includes the number of shares beneficially owned, and the third column lists the number of deferred share equivalent units credited to the individual director's or executive's account under deferred fee or deferred compensation plans.


                            Exercisable       Shares
                               stock       beneficially    Deferred Share
     Name                     options          owned       Equivalent Units
     ----                   ----------     ------------    ----------------

  Kenneth W. Dam                     0         2,700            201
  John P. Diesel                     0         2,700          1,792
  Joseph T. Gorman                   0         2,175            705
  Judith M. Gueron                   0         2,818            201
  Sir Ronald Hampel                  0           903              0
  John P. Mulroney                   0         2,946            197
  Paul H. O'Neill              656,124       142,085          3,723
  Sir Arvi Parbo                     0         3,475            394
  Henry B. Schacht                   0         2,503            394
  Forrest N. Shumway                 0         9,200              0
  Franklin A. Thomas                 0         3,014          2,458
  Marina v.N. Whitman                0         1,900            201
  Alain J. P. Belda            169,090         6,735          1,591
  Richard L. Fischer            55,386        37,404          2,349
  Ronald R. Hoffman             28,954        29,966          1,504
  Jan H. M. Hommen              36,528        34,532          2,507

  Directors and executive
    officers as a group      1,285,639       454,006         24,442


  Wellington Management Company, 75 State Street, Boston, Massachusetts 02109, an investment adviser and parent holding company, reported to the Securities and Exchange Commission
(SEC) that it beneficially owned 10,398,964 shares, or 5.87% of the company's common stock as of December 31, 1995. It reported shared power to dispose of all of these shares and shared voting power over 2,857,540 shares. The Wellington holdings included shares owned by various investment advisory clients.

  FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109, a parent holding company, reported to the SEC that it and its affiliates (including Fidelity Management & Research Company, an investment adviser; Edward C. Johnson 3d, FMR's chairman; and Abigail P. Johnson, a director of FMR) beneficially owned 16,659,738 shares, or 9.40% of the company's common stock as of December 31, 1995. It reported sole power to dispose of all of these shares and sole voting power over 1,883,547 shares.

  Mellon Bank Corporation (MBC), One Mellon Bank Center, Pittsburgh, Pennsylvania 15258, a bank holding company, reported to the SEC that it and its subsidiaries beneficially owned 11,097,135 shares, or 6.26% of the company's common stock as of December 31, 1995. MBC stated in its report that it had sole power to vote 2,627,000 shares, shared power to vote 8,061,135 shares, sole power to dispose of 2,663,000 shares and shared power to dispose of 2,575,000 shares.
MBC's holdings included 10,180,135 shares (or 5.74% of the company's outstanding shares) held by Mellon Bank, N.A. The Bank acts as trustee for the company's principal employee savings plans.

Performance graph

The following graph illustrates the performance of Alcoa common stock over a five-year period compared with the performance of the S & P 500 Index and a peer group index, all with dividends reinvested in additional shares on the dates paid. The peer group index (market capitalization weighted) consists of Alcan Aluminium Limited and Reynolds Metals Company. The peer group index is being used rather than the S & P Aluminum Industry Index, which includes Alcoa as well as Alcan and Reynolds, because Alcoa's heavy market capitalization weighting would distort a comparison to the full index.


       Comparison of five-year cumulative total return *


Measurement Period         Alcoa         S&P 500 Index     Peer Group Index
(Fiscal Year Covered)

Measurement Pt 12/31/90   $100.00         $100.00             $100.00

FYE 12/31/91               114.75          130.47              103.66
FYE 12/31/92               130.61          140.41               97.67
FYE 12/31/93               129.41          154.56              102.86
FYE 12/31/94               164.87          156.60              122.14
FYE 12/31/95               204.99          214.86              149.57

* Assumes the investment of $100 on December 31, 1990 and the reinvestment of all dividends.



Compensation of executive officers

Compensation Committee report on executive compensation

The company's Compensation Committee is composed solely of independent, nonemployee directors.

  The company's compensation policy, as developed by the Committee, is to provide compensation and benefit programs from a total compensation perspective which enables Alcoa to hire, retain and motivate high-performing employees worldwide. Total compensation includes salary, annual cash incentives, long-term incentives and employee benefits. Guiding principles include pay for individual and group performance, competitive total compensation compared with leading industrial companies and, particularly for executives, total compensation which is highly leveraged based on business performance -- both financial and nonfinancial.

  The company engages executive compensation consulting firms to provide comparative market compensation data and to assist in analysis and interpretation of comparative practices. The comparison groups surveyed for both total cash compensation and long-term incentives include a cross section of over 20 leading manufacturing companies -- a select sample of well-managed companies with whom Alcoa competes for talent. These companies are among the largest and most highly regarded corporations in a broad range of industries and serve as a proxy for the market at large. Similar approaches are used to compare position size within these companies, which facilitate compensation comparisons.

  Since 1987 the Committee has shifted executive compensation away from higher fixed salaries and toward more at-risk short-term and long-term performance-based incentives. Stock-based incentives are an important element, helping to assure that executives are focused on increasing shareholder value.

  Cash compensation. Targets for annual cash compensation (salary and cash incentives) are set above the median for the comparison group of high-performing industrial companies. Payouts at target provide competitive levels of total cash compensation when predetermined performance measures of excellence are achieved. For senior management, the Committee has moved to more leverage based on performance, with the base salary structure below the median and annual cash incentive targets above the median for the comparison group.

  Annual cash incentive payouts for executive officers are based on the achievement of business plan goals for the year by the company's various business units. At least 50% of the business unit goals are based on financial measurements. Other goals may include nonfinancial measurements such as electrical efficiency per pound of aluminum produced, reduced cycle time, inventory reduction, product quality improvements and safety performance. The Committee believes that if the company focuses on achieving excellence in these areas within its control as measured by the proper nonfinancial indicators, long-term growth in shareholder value will result. Target awards, established as a percentage of base salary, vary by position level. Adjustments to target awards and special award flexibility may be made by the Committee in its discretion to reflect individual performance. To provide further congruency throughout the company, cash incentive programs were revised in 1992 so that similar performance measures apply both to executives and, under the performance pay plan, to most other U.S. employees. The measures for employees in business units are the goals of their individual business unit. For most executive officers, the aggregate performance against these goals for all business units is the measure that determines the payout of their annual cash incentive target. The maximum payout before adjustment for individual performance is 150% of the target award.

  Long-term incentives. Long-term incentives are stock-based, consistent with the Committee's goal of encouraging stock ownership and closely aligning management's interests with those of shareholders.

  Annual long-term awards are granted in the form of stock options. They are designed to provide a competitive award opportunity versus the comparison group of leading industrial companies; stock performance then determines the amount earned. The Committee has established guidelines on the target number of shares to be covered by annual option grants for executive officer and other management positions. The guidelines reflect the Committee's assessment of levels of responsibility of the company's manager and officer positions as well as the relationship to the size of prior grants and comparative award data. Individual annual grants are ordinarily made at the guideline amount.

  The continuation (reload) feature of the stock option program was added in 1989 to provide further incentive for increased stock ownership, not only for senior management but for about 750 other optionees. This feature encourages early exercise of options and retention of the Alcoa shares. To obtain continuation options, employees already must own shares which are used to pay the exercise price. Further, one-half of the "appreciation" shares received upon exercise, after any share withholding for taxes, are restricted against sale or pledge during the employee's Alcoa career. These shares may be used for further option exercises. Share ownership by optionees, including executive officers, has increased significantly in the last four years through use of the reload feature.

  Report on 1995 compensation of executive officers including the named officers. Salary and annual incentive dollar targets were increased from 1994, reflecting comparable increases in the comparison survey data. Cash payouts for executive officers under the annual incentive plan based on 1995 performance averaged about 115% of target awards.

  Stock option awards are granted annually. The Committee has established guideline option awards by job grade based on competitive data. The January 1995 stock option grants for executive officers were made, in accordance with the established guidelines, at the full levels for these positions.

  A large number of optionees exercised stock options in 1995. Most of the exercises by executive officers involved the grant of continuation options. Consistent with the intent of this feature, the exercises resulted in a large percentage increase in Alcoa share ownership by executive officers.

  Report on 1995 CEO compensation. The chief executive officer's compensation is established based on the philosophy and policies stated above for all executive officers. This includes cash compensation (base salary and annual cash incentive payouts) and long-term incentives (stock option awards). The Compensation Committee meets annually without the CEO and evaluates his performance in relation to financial and nonfinancial goals previously established. A consensus is reached and commensurate compensation adjustments are made. This process is reported in full to the entire Board for their consideration and concurrence. This meeting is an executive session of nonemployee directors only.

  More specifically, Mr. O'Neill's base salary increased in 1995 to $750,000 from $700,200 in 1994. By design,
Mr. O'Neill's salary remains below the median for the comparison group.

  In January 1996, Mr. O'Neill was awarded a bonus of $1,250,000, which was 138% of his target incentive award for 1995. The bonus amount was based in part on aggregate business unit results compared with plan goals and, in part, in recognition by the Committee of Mr. O'Neill's outstanding leadership during 1995.

  Mr. O'Neill's 1995 annual stock option award grant was made at the established guideline number of shares for his position.

  Summary. The Committee believes the company's compensation programs help to maintain the company's leadership position among global industrial companies.

Compensation Committee
    John P. Diesel, Chairman
    Kenneth W. Dam
    John P. Mulroney
    Sir Arvi Parbo
    Henry B. Schacht
    Franklin A. Thomas

1995 executive compensation

A summary of the compensation for the company's chief executive officer and for the four other executive officers who were the highest paid for the fiscal year ended December
31, 1995 for services to Alcoa and its subsidiaries is shown in the following table.


                  Summary Compensation Table

                                                                 Long-Term
                                                                 Compensation
                                                                 ------------
                                     Annual Compensation            Awards
                                     -------------------         -------------
                                                                  Securities
Name and                                                          Underlying    All Other
Principal Position           Year     Salary (1) (2)     Bonus    Options (3)   Compensation (4)
-------------------          ----     ---------------    -----   ------------   ----------------

Paul H. O'Neill              1995      $ 750,000      $1,250,000    587,250        $ 174,759
Chairman of the Board and    1994        700,200         750,000    433,042          159,012
Chief Executive Officer      1993        700,200         343,000    125,200          170,012

Alain J. P. Belda            1995        446,823         600,000     65,000           90,809
Vice Chairman                1994        413,500         260,000     54,754          113,010
                             1993        319,231         152,200     29,000           91,362

Richard L. Fischer           1995        366,900         400,000    275,736           69,945
Executive Vice President -   1994        350,400         180,000    197,242           65,024
Chairman's Counsel           1993        350,400         112,000     87,980           70,024

Ronald R. Hoffman            1995        366,900         400,000    305,686           72,335
Executive Vice President -   1994        350,400         180,000    196,810           69,024
Human Resources, Quality,    1993        350,400         112,000     74,046           74,024
and Communications

Jan H. M. Hommen             1995        316,776         400,000    204,233           88,036
Executive Vice President     1994        310,800         180,000    118,106           56,648
and Chief Financial Officer  1993        300,000         162,200     54,160           62,000

(1) The most highly compensated executive officers are those with the highest annual salary and bonus for the last completed fiscal year. In addition to base salary, the salary column in this table includes, when selected by the employee, an extra week's pay in lieu of vacation as permitted under the company's vacation plan for employees with 25 or more years of service. Also included for 1993 is vacation premium for Mr. Belda, paid pursuant to Brazilian law.

(2)   Mr. Belda's 1993 salary was paid by Alcoa Aluminio S.A.
in local Brazilian currency.

(3) The numbers of shares shown in this column have been adjusted to reflect the two-for-one split of Alcoa common stock in February 1995. The annual stock option grant for each named officer in 1995, except Mr. Belda, was only a fraction of the total grants reported for 1995 (159,400 shares for Mr. O'Neill). All of the other option awards relate to previous years' options grants and the use of the continuation (reload) feature described in the next section.

(4) Company matching contributions to 401(k) and excess savings (defined contribution) plans for 1995 were as follows:
Mr. O'Neill, $45,000; Mr. Belda, $26,313; Mr. Fischer, $22,014; Mr. Hoffman, $22,014; and Mr. Hommen, $18,648. The
present value costs of the company's portion of 1995 premiums for split-dollar life insurance, above the term coverage level provided generally to salaried employees, were as follows:
Mr. O'Neill, $129,359; Mr. Belda, $63,294; Mr. Fischer, $47,531; Mr. Hoffman, $49,921; and Mr. Hommen, $43,088. This
column also includes excess health care credits received as cash (Mr. Belda, $1,202; each other officer, $400). Also included for Mr. Belda in 1994 and for Mr. Hommen in 1995, is an additional one month's salary paid to employees who attain 25 years of service with the company.


Pension plans

The company's pension plans cover a majority of its salaried employees on a noncontributory basis. The plans, which include both tax-qualified plans and non tax-qualified excess plans, provide the following annual benefits at executive remuneration levels.


                      Pension Plan Table
--------------------------------------------------------------------------

                                   Years of Service
                  --------------------------------------------------------
Remuneration      15        20        25        30        35        40
--------------------------------------------------------------------------

$  100,000    $ 21,080  $ 28,100  $ 35,130  $ 42,160  $ 49,560  $ 57,710
   300,000      57,320    76,420    95,530   114,640   129,360   144,830
   500,000      94,800   126,400   158,000   189,610   213,880   238,910
   700,000     131,650   175,530   219,420   263,300   296,970   331,390
   900,000     168,750   225,000   281,250   337,510   380,630   424,510
 1,100,000     203,690   271,580   339,480   407,380   459,410   512,190
 1,300,000     241,300   321,730   402,170   482,600   544,220   606,590
 1,500,000     274,830   366,440   458,050   549,670   619,830   690,750
--------------------------------------------------------------------------


  The amount of pension is based upon the employee's average compensation for the highest five years in the last ten years of service. For the executive level, covered compensation includes base salary and 50% of annual cash bonus. Data shown in the table reflect salary at target plus bonus at target. Payments are made as a straight life annuity, reduced by 5% where a surviving spouse pension is taken. The table shows benefits at age 65, before applicable reductions including the offset which recognizes a portion of the company's cost for social security benefits. At March 1, 1996, pension service was as follows: Mr. Belda, 27 years; Mr. Fischer, 30 years; Mr. Hoffman, 41 years; Mr. Hommen, 25 years; and Mr. O'Neill, 20 years, reflecting an employment contract which provides somewhat more than double credits for his years with the company, with the resulting pension offset by pension payments from his previous employer.

Long-term stock incentive plan

This plan provides long-term incentives, based on Alcoa stock, to employees who may influence the long-term performance of Alcoa and its subsidiaries. Key features of the plan include stock options and performance shares. New performance share awards were discontinued beginning in 1993.

  Stock options are granted annually, currently in the month of January. The option price generally may not be less than 100% of the fair market value of Alcoa stock on the grant date. New option grants made in 1995 totaled 159,400 for Mr. O'Neill; 65,000 for Mr. Belda; 52,800 each for
Messrs. Fischer and Hoffman; and 41,800 for Mr. Hommen. All of these options were granted at an exercise price of $44.438 per share.

  In 1989, a "reload" or continuation feature was added to the plan for the purpose of encouraging early option exercise and increased share ownership by optionees. This feature permits the optionee to exercise a previously granted option and receive option appreciation as shares, together with a continuation option for a lesser number of shares and having a new option price at current market value. The option expiration date is the same as for the prior grant. The continuation option covers the previous number of option shares less the net "appreciation" shares received after any share withholding for taxes. One-half of the net apprecia-tion shares are restricted against sale or pledge during the employee's Alcoa career. The reload feature has resulted in substantially increased share ownership by Alcoa executive officers and other optionees.

  In 1995, in connection with the exercise of options granted in prior years, Mr. O'Neill received continuation option grants covering 427,850 shares at exercise prices ranging from $53.75 to $56.6875 per share. Continuation grants were made to the other named officers as follows: Mr. Fischer, 222,936 shares at exercise prices ranging from $43.8125 to $58.125 per share; Mr. Hoffman, 252,886 shares at exercise prices ranging from $43.6562 to $57.6875 per share; and Mr. Hommen, 162,433 shares at exercise prices ranging from $42.5625 to $57.375 per share. These continuation option grants have expiration dates which range from July 1997 to January 2004.

  The following table shows all options granted by the Compensation Committee in 1995 to the named officers. The price of Alcoa stock must appreciate in order for optionees to realize any gain. As the stock price increases, all shareholders benefit proportionately. The potential gain from future stock appreciation for all Alcoa optionees (over 800 individuals) is less than 2% of the gain to all share-holders and optionees.


               Option Grants in Last Fiscal Year

                              Individual Grants
-----------------------------------------------------------------------------
                                             % of Total                          Potential Realizable Value at
                               Number of      Options                            Assumed Annual Rates of Stock
                               Securities    Granted to   Exercise               Price Appreciation for Option
                               Underlying    Employees    or Base     Expira-           Term (3)
                                Options      in Fiscal    Price       tion       -------------------------
Name              Type (1)      Granted      Year         ($/Sh) (2)  Date        0%         5%          10%
----             ----------     -------      ------       ----------  ----        --         --          ---

Potential future Alcoa stock price/share (3) . . . . . . . . . . . . . . .      $44.44   $72.38        $115.26

P. H. O'Neill    Annual        159,400         2.0%       $44.438     1/13/05   $   0    $3,926,710    $9,682,599
                 Continuation  101,783         1.3         55.313     1/14/04       0     2,704,262     6,484,355
                 Continuation    8,504         0.1         53.313     1/15/03       0       187,338       437,051
                 Continuation   89,240         1.1         56.445*    1/15/03       0     2,064,485     4,816,355
                 Continuation   49,955         0.6         53.750     1/20/02       0       923,733     2,098,984
                 Continuation   26,383         0.3         54.898*    1/23/01       0       405,577       897,622
                 Continuation   27,681         0.3         55.188     1/22/00       0       334,661       721,807
                 Continuation   27,338         0.3         53.750      5/4/99       0       260,070       550,794
                 Continuation   29,576         0.4         55.188     7/21/98       0       217,149       451,044
                 Continuation   67,390         0.8         55.131*    6/15/97       0       274,305       554,686

A. J. P. Belda   Annual         65,000         0.8         44.438     1/13/05       0     1,601,231     3,948,362

R. L. Fischer    Annual         52,800         0.7         44.438     1/13/05       0     1,300,692     3,207,285
                 Continuation   33,116         0.4         44.000*    1/14/04       0       699,910     1,678,263
                 Continuation   19,212         0.2         57.375     1/14/04       0       530,271     1,271,852
                 Continuation    9,799         0.1         55.168*    1/14/04       0       260,061       623,755
                 Continuation   11,255         0.1         44.007*    1/15/03       0       202,998       473,586
                 Continuation    6,719         0.1         45.563     1/15/03       0       125,680       293,285
                 Continuation   13,534         0.2         47.313     1/15/03       0       262,878       613,450
                 Continuation   27,924         0.3         57.437*    1/15/03       0       658,929     1,537,853
                 Continuation    5,621         0.1         44.125     1/20/02       0        85,327       193,888
                 Continuation   15,347         0.2         47.199*    1/20/02       0       249,197       566,247
                 Continuation   18,717         0.2         57.374*    1/20/02       0       369,436       839,463
                 Continuation    2,674         0.0         44.125     1/23/01       0        33,040        73,124
                 Continuation    4,077         0.1         48.313     1/23/01       0        55,156       122,071
                 Continuation    3,280         0.0         53.688     1/23/01       0        49,311       109,134
                 Continuation    2,314         0.0         58.125     1/23/01       0        37,663        83,357
                 Continuation   10,048         0.1         53.688     1/22/00       0       118,178       254,889
                 Continuation    3,279         0.0         46.688      5/4/99       0        27,095        57,383
                 Continuation    7,118         0.1         48.313      5/4/99       0        60,864       128,902
                 Continuation    2,959         0.0         56.563      5/4/99       0        29,622        62,736
                 Continuation    9,135         0.1         46.389*    7/21/98       0        56,377       117,101
                 Continuation      178         0.0         48.313     7/21/98       0         1,144         2,376
                 Continuation    8,194         0.1         56.855*    7/21/98       0        61,978       128,737
                 Continuation      344         0.0         44.125      7/9/97       0         1,176         2,383
                 Continuation    4,126         0.1         46.027*     7/9/97       0        14,719        29,814
                 Continuation    3,966         0.0         57.495*     7/9/97       0        17,673        35,798

R. R. Hoffman    Annual         52,800         0.7         44.438     1/13/05       0     1,300,692     3,207,285
                 Continuation   33,144         0.4         43.990*    1/14/04       0       700,336     1,679,285
                 Continuation   28,954         0.4         56.937*    1/14/04       0       791,863     1,898,752
                 Continuation    9,040         0.1         44.092*    1/15/03       0       163,362       381,117
                 Continuation   22,497         0.3         45.702*    1/15/03       0       421,392       983,089
                 Continuation   26,536         0.3         49.880*    1/15/03       0       542,484     1,265,592
                 Continuation    3,119         0.0         57.603*    1/15/03       0        73,635       171,786
                 Continuation   15,964         0.2         43.966*    1/20/02       0       241,460       548,666
                 Continuation    6,315         0.1         52.063     1/20/02       0       113,107       257,010
                 Continuation    8,469         0.1         49.688     1/20/02       0       144,767       328,951
                 Continuation   10,392         0.1         44.795*    1/23/01       0       130,353       288,496
                 Continuation    4,096         0.1         52.063     1/23/01       0        59,714       132,160
                 Continuation    5,622         0.1         49.750     1/23/01       0        78,321       173,340
                 Continuation   10,721         0.1         47.094*    1/22/00       0       110,608       238,562

                             -13-

-----------------------------------------------------------------------------
                                            % of Total                          Potential Realizable Value at
                               Number of      Options                            Assumed Annual Rates of Stock
                               Securities    Granted to   Exercise               Price Appreciation for Option
                               Underlying    Employees    or Base     Expira-           Term (3)
                                Options      in Fiscal    Price       tion       -------------------------
Name              Type (1)      Granted      Year         ($/Sh) (2)  Date        0%         5%          10%
----             ----------     -------      ------       ----------  ----        --         --          ---

R. R. Hoffman
(continued)      Continuation    9,643         0.1         57.500     1/22/00       0       121,468       261,986
                 Continuation   10,482         0.1         46.145*     5/4/99       0        85,608       181,306
                 Continuation    1,255         0.0         49.750      5/4/99       0        11,051        23,403
                 Continuation    2,666         0.0         54.313      5/4/99       0        25,627        54,275
                 Continuation    5,567         0.1         57.688      5/4/99       0        56,839       120,378
                 Continuation    2,101         0.0         45.313     7/21/98       0        11,358        23,447
                 Continuation    7,145         0.1         47.313     7/21/98       0        40,330        83,256
                 Continuation    1,908         0.0         54.313     7/21/98       0        12,363        25,522
                 Continuation    6,441         0.1         57.500     7/21/98       0        44,184        91,213
                 Continuation    6,570         0.1         44.472*     7/9/97       0        22,646        45,870
                 Continuation    4,269         0.1         46.239*     7/9/97       0        15,299        30,989
                 Continuation    6,165         0.1         49.995*     7/9/97       0        23,889        48,388
                 Continuation    3,805         0.0         57.500      7/9/97       0        16,957        34,348

J. H. M. Hommen  Annual         41,800         0.5         44.438     1/13/05       0     1,029,714     2,539,101
                 Continuation   26,476         0.3         43.829*    1/14/04       0       557,391     1,336,528
                 Continuation    7,552         0.1         57.375     1/14/04       0       208,130       499,060
                 Continuation   15,704         0.2         55.497*    1/14/04       0       418,626     1,003,793
                 Continuation    3,130         0.0         42.563     1/15/03       0        54,600       125,380
                 Continuation   22,344         0.3         44.483*    1/15/03       0       407,359       950,351
                 Continuation    2,716         0.0         55.875     1/15/03       0        62,197       145,104
                 Continuation   12,828         0.2         50.097*    1/15/03       0       263,388       614,473
                 Continuation    8,013         0.1         51.452*    1/15/03       0       168,975       394,212
                 Continuation   10,075         0.1         44.725*    1/20/02       0       155,019       352,247
                 Continuation    9,363         0.1         51.244*    1/20/02       0       165,063       375,070
                 Continuation    3,770         0.0         42.648*    1/23/01       0        45,023        99,645
                 Continuation    1,514         0.0         44.750     1/23/01       0        18,972        41,989
                 Continuation    3,307         0.0         54.798*    1/23/01       0        50,745       112,309
                 Continuation    1,396         0.0         52.063     1/23/01       0        20,352        45,043
                 Continuation      228         0.0         42.688     1/22/00       0         2,132         4,599
                 Continuation    5,141         0.1         45.438     1/22/00       0        51,173       110,372
                 Continuation      201         0.0         54.375     1/22/00       0         2,394         5,164
                 Continuation    4,894         0.1         49.750     1/22/00       0        53,338       115,042
                 Continuation    4,035         0.1         45.313      5/4/99       0        32,360        68,534
                 Continuation    3,747         0.0         52.000      5/4/99       0        34,485        73,035
                 Continuation    3,274         0.0         43.031     7/21/98       0        18,743        38,932
                 Continuation      503         0.0         45.031     7/21/98       0         3,032         6,298
                 Continuation    2,894         0.0         54.375     7/21/98       0        20,935        43,485
                 Continuation      468         0.0         52.000     7/21/98       0         3,238         6,725
                 Continuation    4,706         0.1         43.072*     7/9/97       0        15,710        31,822
                 Continuation    4,154         0.1         54.596*     7/9/97       0        17,578        35,605

(1) Annual options become exercisable one year after grant, and continuation options become exercisable after six months.
For all options, optionees may use shares they own to pay the exercise price and may have shares withheld for taxes.

(2) Data on continuation options reflect consolidation of certain individual grants into groupings (marked by an *) based on common expiration date and a spread of grant prices not exceeding 3% of the lowest price for that option grouping. Individual continuation grants totaled 12 for Mr. O'Neill;
37 for Mr. Fischer; and 46 each for Messrs. Hoffman and Hommen.

(3) The dollar amounts in the last two columns are the result of calculations at the 5% and 10% compound annual rates set by the SEC and are not intended to forecast future appreciation of Alcoa's stock. The potential future Alcoa stock prices per share are keyed to the 1995 annual grant. The company did not use an alternative formula for valuation at grant because it is not aware of any formula which will determine with reasonable accuracy a present value based on unknown future factors. The potential realizable values shown in the table represent future opportunity and have not been reduced to present value in 1995 dollars. In the opinion of the Compensation Committee, inclusion of full potential values for continuation options, as required by the SEC, greatly overstates the value this feature adds to Alcoa's stock option program.


                             -14-


        Aggregated Option Exercises in Last Fiscal Year
                   and FY-End Option Values

                                                Number of Securi-
                                                ties Underlying
                                                Unexercised           Value of Unexercised
                                                Options at Fis-       In-the-Money Options
                     Shares                     cal Year-end          at Fiscal Year-End
                                                -----------------     --------------------
                   Acquired on      Value       Exer-     Unexer-     Exer-        Unexer-
Name               Exercise (1)   Realized (2)  cisable   cisable     cisable      cisable
----               ------------   ------------  -------   -------     -------      -------

P. H. O'Neill        514,526      $8,603,096     68,874   587,250   $3,607,276   $1,344,938
A. J. P. Belda             0               0    104,090    65,000    1,933,027      545,438
R. L. Fischer        245,360       2,114,622     13,047   159,213      139,565      445,500
R. R. Hoffman        271,929       1,753,674          0   173,361            0      599,672
J. H. M. Hommen      153,010       1,175,899          0   119,037            0      435,107

(1) The net number of shares issued to these five officers was 141,062. The table shows the gross shares underlying option exercises, as required by SEC rules.
However, most of the shares were not issued, since in essentially all exercises by these officers, shares were used to pay the exercise price and shares were withheld for taxes.

(2) Values were realized in shares and are shown before reduction for payment of applicable withholding taxes.
Most of the shares received after taxes (all for Mr. O'Neill) still are owned by the officers.


Other information

Relationship with independent public accountants

Coopers & Lybrand L. L. P. (Coopers & Lybrand) has been the independent public accounting firm auditing the financial statements of Alcoa and most of its subsidiaries since 1950. In accordance with standing policy, the Coopers & Lybrand personnel who work on the audit are changed periodically.

  In connection with the audit function, Coopers & Lybrand in 1995 reviewed the company's periodic filings with the Securities and Exchange Commission, prepared or reviewed special financial or audit reports to lenders and others, including governmental agencies, and evaluated the effects of various technical accounting issues. Coopers & Lybrand also conducted audits and due diligence reviews in connection with several acquisitions made by the company.

  In addition, Coopers & Lybrand provides other professional services to the company and its subsidiaries. A substantial portion of these other services involves assistance in tax planning and preparation of tax returns for expatriate employees, executives and various foreign locations, and consultation on accounting and information systems.

  The Audit Committee of Alcoa's Board reviews summaries of the actual services, both audit and non-audit, rendered by Coopers & Lybrand and the related fees.

  Upon recommendation of the Audit Committee, the Board has reappointed Coopers & Lybrand to audit the 1996 financial statements. As in past years, representatives of Coopers & Lybrand will be present at the annual meeting of shareholders. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

1997 meeting--shareholder proposals

Alcoa's 1997 annual meeting of shareholders will be on May 9, 1997. To enable the Board to adequately analyze and respond to shareholder proposals, any shareholder proposal to be presented at that meeting must be received by the secretary of the company by November 6, 1996 to be timely received for inclusion in Alcoa's proxy statement for that meeting.

Other matters

The Board of Directors does not know of any other matters that are to be presented for action at the May 10, 1996 meeting. Should any other matter come before the meeting, the accompanying proxy will be voted with respect to the matter in accordance with the best judgment of the persons voting the proxy.

Barbara Jeremiah
Secretary

                             -15-

Alcoa
425 Sixth Avenue
Pittsburgh, Pennsylvania  15219-1850
Printed in U.S.A. 9603
Form A07-15721

                   Graphics Appendix List


Page Where
Graphic Appears     Description of Graphic or Cross-Reference

page 4              Photograph of Joseph T. Gorman, Nominee
                    for Director
page 4 Photograph of Sir Ronald Hampel, Nominee for Director
page 4              Photograph of John P. Mulroney, Nominee
                    for Director
page 4 Photograph of Marina v.N. Whitman, Nominee for Director
page 5              Photograph of Sir Arvi Parbo, Continuing
                    Director
page 5              Photograph of Henry B. Schacht, Continuing
                    Director
page 5              Photograph of Forrest N. Shumway,
                    Continuing Director
page 5              Photograph of Franklin A. Thomas,
                    Continuing Director
page 6              Photograph of Kenneth W. Dam, Continuing
                    Director
page 6              Photograph of John P. Diesel, Continuing
                    Director
page 6              Photograph of Judith M. Gueron, Continuing
                    Director
page 6              Photograph of Paul H. O'Neill, Continuing
                    Director
page 9 Comparison of five-year cumulative total return


To Fellow Alcoa Shareholders:

Your 1996 Alcoa proxy card is attached below. Please read both sides of the card, and vote, sign and date it. Then detach and return it promptly using the enclosed envelope. We urge you to vote your shares.

You are invited to attend the annual meeting of shareholders on Friday, May 10, at 9:30 a.m. in the Grand Ballroom of the Westin William Penn Hotel in Pittsburgh, Pennsylvania.

If you plan to attend the meeting, please check the
appropriate box on the proxy card.   Then detach and retain
the admission ticket which is required for admission to the meeting.

Thank you in advance for voting.


/s/Barbara Jeremiah
Barbara Jeremiah
Secretary


Shareholder comments about any aspect of company business are welcome. Although such comments are not answered on an individual basis, they do assist Alcoa management in determining and responding to the needs of shareholders.







    (Detach and return with your proxy card in the enclosed
                           envelope)

Alcoa
425 Sixth Avenue
Pittsburgh, PA  15219-1850

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS.

The undersigned shareholder hereby authorizes Howard W.
Burdett, Earnest J. Edwards and Russell W. Porter, Jr., or any one or more of them, with power of substitution to each, to represent the undersigned at the annual meeting of shareholders of Aluminum Company of America scheduled for Friday, May 10, 1996, and any adjournment of the meeting, and to vote the shares of stock which the undersigned would be entitled to vote if attending the meeting, upon the matters referred to on the reverse side of this card and in accordance with the best judgment of such persons upon other matters as may properly come before the meeting or any adjournment of the meeting.

As described more fully in the proxy statement, this card votes or provides voting instructions for shares of common stock held under the same registration in any one or more of the following manners: as a shareholder of record, in the Alcoa Dividend Reinvestment and Stock
Purchase Plan and in Alcoa's employee savings plan.

If you plan to attend the annual meeting, please check the box below.

/  / I will attend the annual meeting


               (continued on the other side)

(continued from the other side)

         (detach and return in the enclosed envelope)
PROXY


Please specify your choices by clearly marking the appropriate boxes. Unless specified, this proxy will be voted FOR item 1.

DIRECTORS RECOMMEND A VOTE FOR ITEM 1


1.  Election of Directors for a three-year term:
    Nominees are: Joseph T. Gorman, Sir Ronald Hampel,
    John P. Mulroney, Marina v.N. Whitman

/  / FOR all listed nominees

/  / WITHHOLD vote for all listed nominees

/  / WITHHOLD vote only from __________________


PLEASE VOTE, SIGN, DATE AND RETURN

_______________________________      Date______________ 1996
(Sign exactly as name appears above, indicating position or representative capacity, where applicable)